UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2023

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000
Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On July 19, 2023, HighPeak Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), relating to the previously announced underwritten offering of 12,900,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock” and such offering, the “Offering”).

Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to 1,935,000 additional shares of Common Stock (the “Option”). On July 20, 2023, the Underwriter exercised the Option in full.

In connection with the Offering, certain of the Company’s existing stockholders, including the John Paul DeJoria Family Trust and Jack Hightower, the Company’s Chairman and Chief Executive Officer, and entities and individuals associated with them, purchased an aggregate of approximately 10 million shares of Common Stock in the Offering at the public offering price per share. In connection therewith, the Underwriter received a reduced underwriting discount on such shares purchased by these persons or entities compared with the other shares sold to the public in the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriter may be required to make because of any of those liabilities.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-261706) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 17, 2021 and declared effective by the SEC on January 3, 2022, including the prospectus forming a part of the Registration Statement, a preliminary prospectus supplement, which was filed with the SEC on July 18, 2023, and a final prospectus supplement, which was filed with the SEC on July 21, 2023, pursuant to Rule 424(b) under the Securities Act.

The Offering closed on July 21, 2023. The Company intends to use the approximately $151.2 million of net proceeds, including the net proceeds from the shares of Common Stock sold pursuant to the Option, from the Offering for working capital and to otherwise enhance near-term liquidity.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01         Regulation FD Disclosure.

On July 19, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information above is being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated July 19, 2023, by and between HighPeak Energy, Inc. and Roth Capital Partners, LLC.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
99.1	Press release dated July 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: July 21, 2023
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer